Results of 2024 Federal Home Loan Bank of Pittsburgh Director Election

The Federal Home Loan Bank of Pittsburgh (“FHLBank”) is pleased to announce the winners of the 2024 Board of Directors Election. There were two Member Directorships up for election in Pennsylvania. There were two Independent Director seats up for election this year.

DELAWARE

There was no Member Director Election in 2024.

PENNSYLVANIA MEMBER DIRECTOR ELECTION

Pennsylvania members voted to fill two expiring Pennsylvania Member Directorships. The following individuals were elected as a Pennsylvania Member Director:

Brendan J. McGill, President and Chief Executive Officer

Harleysville Bank and Harleysville Financial Corporation

271 Main Street

Harleysville, PA 19438

FHFA ID: 7012

James V. Dionise, Director

NexTier Bank, N.A.

101 East Diamond Street

Butler, PA 16001

FHFA ID: 9438

Mr. McGill and Mr. Dionise shall each serve a four-year term beginning on Jan. 1, 2025 and ending on Dec. 31, 2028. Of the 209 Pennsylvania members eligible to vote in this election, 108 cast a ballot.

The total number of votes eligible to be cast for any one Pennsylvania Member Director nominee in this election was 6,488,690. The following summary provides the number of votes cast for each nominee:

Nominee	Votes Cast
Brendan J. McGill	3,298,590
James V. Dionise	2,391,935
Charles B. Crawford, Jr.	1,085,527
James M. Bone, Jr.	887,554

Janak M. Amin	494,546
Donald Hinkle-Brown	341,661

WEST VIRGINIA

There was no Member Director Election in 2024.

INDEPENDENT DIRECTOR ELECTION

The FHLBank held a district-wide election for two expiring Independent Directorships. The following individuals were reelected:

Romulo L. Diaz, Jr., Principal

Turtle on Post, LLC

241 S. 6th Street, Unit 405J

Philadelphia, PA 19106

Dr. Howard B. Slaughter, Jr., President and Chief Executive Officer

Habitat for Humanity of Greater Pittsburgh

6435 Frankstown Avenue, Suite 100

Pittsburgh, PA 15206

Mr. Diaz and Dr. Slaughter will each serve a four-year term beginning on Jan. 1, 2025 and ending on Dec. 31, 2028. Of the 283 members district-wide eligible to vote in this election, 126 cast a ballot in the Independent Director election.

The total number of votes eligible to be cast for each Independent Director nominee in this election was 8,100,704. The following were the votes cast:

Nominee	Votes Cast
Romulo L. Diaz, Jr.	5,058.362
Dr. Howard B. Slaughter, Jr.	4,981,168

Please note that pursuant to Federal Housing Finance Agency regulation, members who vote do so by casting all of their shares of FHLBank stock that they were required to hold as of December 31, 2023 for each open Directorship to be filled up to the applicable state average. Pennsylvania members were eligible to vote their shares one time for two open Member Directorships. Delaware, Pennsylvania, and West Virginia members were eligible to vote their shares once for each of the Independent Director candidates.

Nov. 15, 2024 |